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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

     Set forth below are the names of subsidiaries, divisions and related organizations of ITT Industries, Inc., the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
ITT Industries, Inc. ..........................  Indiana
Pumps and Complementary Products
Goulds Pumps, Incorporated.....................  Delaware          Goulds
ITT Fluid Technology Division..................  N/A
ITT Fluid Technology International.............  Delaware
ITT Fluid Handling Division....................  N/A
ITT Flygt AB...................................  Sweden            Flygt
ITT Flygt Corporation..........................  Delaware          Flygt
ITT Flygt Limited..............................  Australia         Flygt
ITT Flygt Pumpen GmbH..........................  Germany           Flygt
ITT Flygt (Shenyang) Pumps Ltd.................  China             Flygt
ITT Flygt Werk GmbH............................  Germany           Flygt
ITT FTC Manufacturing Division.................  N/A
ITT Grindex Pump Division......................  N/A
ITT Richter Chemie-Technik GmbH................  Germany           Richter
Lowara S.p.A. .................................  Italy             Lowara
Pumpenfabrik Ernst Vogel GmbH..................  Austria           Vogel
Water Pollution Control Corp. .................  Delaware          Sanitaire
Defense Products & Services
GaAsTEK........................................  N/A
Gilcron Corporation............................  Delaware
ITT Aerospace/Communications Division..........  N/A
ITT Arctic Services, Inc. .....................  Delaware
ITT Avionics Division..........................  N/A
ITT Avionics Systems International, Inc. ......  Delaware
ITT DCD Saudi Arabia, Inc. ....................  Delaware
ITT Defence Ltd. ..............................  England
ITT Defense....................................  N/A
ITT Defense International, Inc. ...............  Delaware
ITT Federal Services Corporation...............  Delaware
ITT Gilfillan..................................  N/A
ITT Gilfillan Inc. ............................  Delaware
ITT Night Vision...............................  N/A
ITT Systems Division...........................  N/A
ITT Systems & Sciences Corporation.............  Delaware
Connectors & Switches
CableCom Electronics (Shenzhen)Co., Ltd. ......  China
CableCom International Limited.................  Hong Kong
The Great American Gumball Company.............  California        ITT Cannon Santa Clara
ITT Cannon Division............................  N/A               ITT Cannon/MobileCom and
                                                                   ITT Cannon RF Products
ITT Cannon GmbH................................  Germany

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
                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
ITT Cannon (Hong Kong) Limited.................  Hong Kong
ITT Cannon International, Inc. ................  Delaware          ITT Cannon/Network
                                                                   Systems & Services
ITT Cannon Italy S.p.A. .......................  Italy
ITT Cannon, Ltd. ..............................  Japan
ITT Cannon Mexico, Inc. .......................  Delaware
ITT Cannon de Mexico S.A. de C.V. .............  Mexico
ITT Cannon (Zhenjiang) Electronics Ltd. .......  China
ITT Composants et Instruments S.A. ............  France
ITT Datacommunications Ltd. ...................  England
ITT Schadow, Inc...............................  Minnesota         ITT Cannon Switch Products
                                                                   and ITT Cannon Schadow
Rudolf Schadow GmbH............................  Germany
Sealectro International, Inc. .................  New York
Specialty Products
A.G. Johansons Metallfabrik AB.................  Sweden
Hisan, Inc. ...................................  Michigan
ITT Aerospace Controls Division................  N/A
ITT AES Enterprises, Inc.......................  Delaware
ITT Automotive Enterprises, Inc................  Delaware
ITT Automotive Europe GmbH & Co. KG............  Germany
ITT Automotive, Inc............................  Delaware
ITT Engineered Valves Division.................  N/A
ITT Fulton Rohr GmbH & Co. KG..................  Germany
ITT Industries Fluid Handling Do Brasil
  Limitada.....................................  Brazil
ITT Industries Italia SRL......................  Italy
ITT Jabsco Division............................  N/A               Jabsco
Jabsco GmbH....................................  Germany
Koni BV........................................  The Netherlands   Koni
Koni France SARL...............................  France            Koni
Rule Industries, Inc. .........................  Massachusetts                Rule
Sinton Engineering Co. Limited.................  England                     Sinton
Sinton (UK) Limited............................  England                     Sinton
Other
Carbon Industries, Inc. .......................  West Virginia     Carbon
Computer Equipment & Leasing Corporation.......  Wisconsin
International Standard Electric Corporation....  Delaware
ITT Automotive Europe Beteiligungs GmbH........  Germany
ITT Benefits Management, Inc...................  Delaware
ITT Canada Limited.............................  Canada
ITT Community Development Corporation..........  Delaware
ITT Delaware Investments, Inc. ................  Delaware
ITT Gesellschaft fur Beteiligungen mbH.........  Germany
ITT Industriebeteiligungsgesellschaft mbH......  Germany
ITT Industries (China) Investment Company,
  Limited......................................  China
ITT Industries Limited.........................  England
ITT Industries NV..............................  Belgium
ITT Industries of Canada, Ltd. ................  Canada

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
                                                 JURISDICTION IN        NAME UNDER WHICH
                     NAME                        WHICH ORGANIZED         DOING BUSINESS
                     ----                        ---------------        ----------------
ITT Manufacturing Enterprises, Inc. ...........  Delaware
ITT Remediation Management, Inc................  Delaware
ITT Resource Development Corporation...........  Delaware
ITT South Florida Development Corporation......  Florida
ITT Transportation Distribution Services
  Division.....................................  N/A
Palm Coast, Inc................................  Florida
Winifrede Railroad Corporation.................  West Virginia

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Note: The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a "significant subsidiary" as of the end of the year covered by this report.